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                                                                   Exhibit 10.57
                          WAIVER AND CONSENT AGREEMENT
                          ----------------------------

     This is a Waiver and Consent Agreement dated as of March 20, 2000 by and among Brown Brothers Harriman & Co. ("BBH"), J.H. Whitney & Co. ("JHW"), Whitney Subordinated Debt Fund, L.P. ("WSDF" and, together with JHW, "Whitney") and the Borrowers (as defined below) party hereto.

     Reference is made to (i) that certain Credit Agreement, dated as of September 13, 1999 (the "U.S. Credit Agreement"), by and among NMT Medical, Inc. ("NMT") and its domestic subsidiaries (together with NMT, the "U.S. Borrowers") and BBH, (ii) that certain Credit Agreement, dated as of September 13, 1999 (the "French Credit Agreement"), by and among NMT NeuroSciences Implants (France) SA and NMT NeuroSciences Instruments (France) SARL, each a wholly owned subsidiary of NMT (collectively, the "French Borrowers" and together with the U.S. Borrowers, the "Borrowers"), and BBH, (iii) that certain Guarantee, dated as of September 13, 1999 (the "BBH Guarantee"), made by the U.S. Borrowers in favor of BBH, pursuant to which the U.S. Borrowers guaranteed the obligations of the French Borrowers under the French Credit Agreement, (iv) that certain Security Agreement, dated as of September 13, 1999 (the "Security Agreement"), by and among the U.S. Borrowers and BBH and (iv) that certain letter agreement regarding the post-closing delivery of certain documentation and the satisfaction of certain conditions, dated September 13, 1999 (the "Letter Agreement"). The U.S. Credit Agreement, the French Credit Agreement, the BBH Guarantee, the Security Agreement and the Letter Agreement are referred to collectively herein as the "BBH Loan Documents."

     Reference is further made to (i) that certain Subordinated Note and Common Stock Purchase Agreement, dated as of July 8, 1998 (the "Whitney Purchase Agreement"), by and among WSDF, NMT and, for certain purposes, JHW, as amended by that certain Amendment No. 1 dated April 14, 1999 ("Amendment No. 1") and as further amended by that certain Amendment No. 2 dated September 13, 1999 ("Amendment No. 2") (the Whitney Purchase Agreement as so amended, the "Amended Whitney Purchase Agreement"); (ii) that certain Subordinated Promissory Note, dated as of July 8, 1998, payable to WSDF in the original principal amount of $6,000,000 (the "Whitney Note") and (iii) that certain Guarantee and Collateral Agreement, dated as of July 8, 1998 (the "Whitney Guarantee"), by the U.S. Borrowers in favor of JHW, as Agent, as amended by Amendment No. 2 (as so amended, the "Amended Whitney Guarantee"). The Amended Whitney Purchase Agreement, the Whitney Note and the Amended Whitney Guarantee are referred to collectively herein as the "Whitney Loan Documents."

     WHEREAS, NMT has informed BBH and Whitney that: (i) NMT and NMT NeuroSciences (US), Inc. ("NMT US") intend to enter into a certain asset purchase agreement (the "ISC Agreement") with Integra Selector Corporation ("ISC") pursuant to which, inter alia, NMT US shall sell to ISC the Assets (as defined in the ISC Agreement), which transaction is intended to convey the assets used in or related to the Ruggles(R) business of importing, developing, manufacturing, customizing, marketing, selling and distributing surgical instruments and (ii) NMT, NMT US, NMT Neurosciences Holdings (UK) Limited ("NMT Holdings UK"), NMT Neurosciences (UK) Limited ("NMT UK"), Spembly




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Medical Limited ("SML"), Spembly Cryosurgery Limited ("SCL") and Swedemed AB
("SAB", and collectively with NMT UK, SML and SCL, the "Acquired Companies") intend to enter into a purchase agreement (the "INH Agreement") with Integra Neurosciences Holdings (UK) Limited ("Integra UK") and ISC pursuant to which, inter alia, (a) NMT Holdings UK shall sell to Integra UK all of the capital shares of NMT UK that are owned by NMT Holdings UK and (b) NMT US shall sell to ISC the US-Based Assets (as defined in the INH Agreement), which US-Based Assets include, in summary, those assets owned by NMT US or otherwise located in the United States that are used or related to the products manufactured, assembled, repaired, developed, created, invented or researched by or on behalf of the Acquired Companies (which include, without limitation, the Selector Ultrasonic Aspirator, cryosurgical and TNS product lines, products in the research and development stage and other products identified in the Schedule of Products in the INH Agreement). Each of BBH and Whitney acknowledges receipt of a copy of the ISC Agreement and the INH Agreement. The transactions contemplated by the ISC Agreement and the INH Agreement are referred to collectively herein as the "Sale Transactions."

     WHEREAS, NMT intends to use a portion of the expected approximately $12,000,000 of gross proceeds from the Sale Transactions to repay a portion of its obligations under the BBH Loan Documents and the Whitney Loan Documents;

     WHEREAS, NMT has requested that BBH and Whitney consent to the Sale Transactions and, in connection therewith, that (i) BBH and Whitney waive compliance with certain financial and other covenants set forth in the BBH Loan Documents and the Whitney Loan Documents respectively and (ii) BBH release its security interest in the Assets and the US-Based Assets; and

     WHEREAS, BBH and Whitney have agreed to consent to the Sale Transactions and waive compliance with certain covenants under the respective BBH Documents and Whitney Loan Documents and BBH has agreed to release its security interest in the Assets and the US-Based Assets, all in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the promises and agreements set forth herein, the parties agree as follows:

     1. BBH waives compliance by the U.S. Borrowers with the financial covenants set forth in Section 6.09 of the U.S. Credit Agreement, which covenants are incorporated by reference into the BBH Guarantee in Section 10(a) thereof, for the fourth quarter of 1999, but only to the extent of the deviations from the relevant financial covenants delivered in writing to BBH in connection herewith. Whitney waives compliance by the U.S. Borrowers with the financial covenants set forth in Section 9.8 of the Amended Whitney Purchase Agreement for the fourth quarter of 1999.

     2. BBH consents to the entering into agreements for and the consummation of the Sale Transactions and, in connection therewith, waives any default under the BBH Loan Documents that might otherwise be caused by or result from such Sale Transactions, including but not limited to any default due to non-compliance with Sections 5.03, 5.05 and 6.03 of the U.S. Credit Agreement (as incorporated by reference into the BBH Guarantee). Whitney consents to the entering into agreements for and the consummation of the Sale Transactions and, in connection therewith, waives any default under the Whitney Loan Documents that might otherwise be caused by or result from such Sale Transactions, including but not limited to any default due to non-compliance with Sections 9.1, 9.6, 9.7 or 9.10 of the Amended Whitney Purchase Agreement or Section 5.9 of the Amended Whitney Guarantee.

     3. The consummation of the Sale Transactions shall not constitute a "change of control" for purposes of Section 3(b) of the Whitney Note or otherwise trigger mandatory prepayment of the Whitney Note.

     4. BBH shall be paid such amount from the proceeds of the Sale Transactions as is necessary to pay in full all monetary obligations of the Borrowers under the French Credit Agreement and to reduce the outstanding principal balance under the U.S. Credit Agreement as of the date of the Closing (as defined in paragraph 5 below) to $2,000,000. The parties agree that, upon such reduction of the principal amount outstanding under the U.S. Credit Agreement to $2,000,000 and such payment in full of all monetary obligations under the French Credit Agreement, the amount of the Commitment (as defined in the U.S. Credit Agreement) and the maximum aggregate principal amount of permitted Senior Indebtedness (as defined in the Amended Whitney Purchase Agreement) each shall be reduced to $2,000,000. Without affecting the effectiveness of the terms of the preceding sentence, the Borrowers agree that they shall execute as soon as practicable after such payments have been made, but in no event more than 10 business days after the date such payments have been made: (i) an amendment to the U.S. Credit Agreement memorializing such reduction of the Commitment to $2,000,000, in a form reasonably satisfactory to BBH and (ii) an amendment to the Amended Whitney Purchase Agreement memorializing such reduction of the permitted Senior Indebtedness to $2,000,000, in a form reasonably satisfactory to Whitney. In connection with the execution of this agreement, BBH also shall receive a fee of $50,000 in cash payable on the date hereof plus a warrant to purchase 20,000 shares of the common stock of NMT exercisable at the listed price of NMT common stock as of the close of business on the date hereof (the "Warrant"). The Warrant shall be delivered as soon as practicable, but in no event more than 10 business days after the date hereof, in a form reasonably satisfactory to BBH. WSDF shall be paid up to a total of $1,000,000 (but in no event less than $500,000) from the proceeds of the Sale Transactions payable as follows: (i) a minimum of $500,000 shall be paid by the close of business on the first business day after the Closing and
(ii) up to an additional $500,000 shall be paid within 10 business days after the Closing, which amount shall be determined by NMT's management in good faith based on the cash flow and budgeting needs of NMT and its subsidiaries. BBH consents to such payment of up to $1,000,000 to WSDF and, in connection therewith, waives compliance with the subordination provisions and other payment restrictions contained in the BBH Loan Documents and the Whitney Note solely to the extent necessary to allow such payment to WSDF. Additionally, BBH and Whitney shall be paid their reasonable attorneys' fees in connection with this transaction (the amount of such fees to be provided to NMT prior to the Closing) by the close of business on the first business day after the Closing.

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     5.   BBH agrees to release its security interest in the Assets and the US-
Based Assets in connection with the closing of the Sale Transactions (the "Closing"). Such release shall be effective and self-executing simultaneously with the Closing (such release shall be deemed to be effective immediately prior to the conveyance of the Assets and the US-Based Assets, it being intended that such assets shall be sold free and clear of any security interest or lien of
BBH). BBH agrees to execute, at NMT's expense, any UCC-3 termination statements and any other documentation reasonably requested by NMT to effectuate or evidence such security interest terminations. BBH acknowledges that it holds no security interest in the capital stock of any of the Acquired Companies or in any of the assets of any of the Acquired Companies.

     6. BBH waives the defaults that would otherwise be caused by or result from, or have been caused by or have resulted from, the failure of the Borrowers heretofore to deliver the following item required by the Letter Agreement: the pledge of the stock of Image Technology Corp. (together with related stock powers executed in blank); provided that the Borrowers shall deliver the remaining documentation and satisfy the remaining conditions set forth in the Letter Agreement on or before May 31, 2000. The Borrowers acknowledge and agree that if all of the documentation required to be delivered under the Letter Agreement and all of the conditions required to be satisfied as set forth therein are not so delivered and satisfied on or before May 31, 2000, it shall constitute an immediate Event of Default under the U.S. Credit Agreement and the French Credit Agreement.

     7. The waivers by BBH and Whitney are limited to those described herein, and nothing contained herein or in any other communication between any Borrower and BBH or Whitney shall constitute a consent to any other deviation from the terms of any of the BBH Loan Documents or Whitney Loan Documents. Except as expressly set forth herein, nothing contained in this agreement shall be deemed to modify or amend any of the BBH Loan Documents or Whitney Loan Documents, each of which remains in full force and effect, or constitute a course of dealing among the Borrowers and BBH or Whitney.

     8. The making of this agreement shall not be construed as: (i) creating in favor of BBH a right to require its consent or approval to any future modification, amendment or waiver of or under the Whitney Loan Documents or (ii) creating in favor of Whitney a right to require its consent or approval to any future modification, amendment or waiver of or under the BBH Loan Documents.

     9. The payment and other obligations of the Borrowers hereunder that are to be paid or performed after the date hereof shall not affect the validity or effect of the waivers and consents given by BBH and Whitney herein in connection with the Sale Transactions, it being intended that the buyers under the Sale Transactions may rely on the finality of such waivers and consents. The foregoing sentence shall not affect or be deemed to affect the obligations of the Borrowers to BBH and Whitney hereunder and any rights that BBH and Whitney may have under the BBH Loan Documents and the Whitney Loan Documents respectively. This agreement shall be effective only upon the execution hereof by BBH, Whitney and the Borrowers.

     WHEREFORE, the parties have executed this agreement as a document under seal as of the date first written above.

BROWN BROTHERS HARRIMAN & CO.


By: /s/ Louise A. Coughlan
   ------------------------
Name:    Louise A. Coughlan
 Title:  Senior Vice President

WHITNEY SUBORDINATED DEBT FUND, L.P.


By: /s/ Daniel J. O'Brien
   ----------------------
 Name:  Daniel J. O'Brien
 Title: General Partner

J.H. WHITNEY & CO.


By: /s/ Daniel J. O'Brien
   ----------------------
 Name:  Daniel J. O'Brien
 Title: General Partner

NMT MEDICAL, INC.


By: /s/ Thomas M. Tully
   --------------------
 Name:  Thomas M. Tully
 Title: President


NMT HEART, INC.


By: /s/ Thomas M. Tully
   --------------------
Name:  Thomas M. Tully
Title: President

NMT INVESTMENTS CORP.


By: /s/ Thomas M. Tully
   --------------------
Name:  Thomas M. Tully
Title: President


NMT NEUROSCIENCES
(INTERNATIONAL), INC.


By: /s/ Thomas M. Tully
   --------------------
Name:  Thomas M. Tully
Title: President


NMT NEUROSCIENCES (US), INC.


By: /s/ Thomas M. Tully
   --------------------
Name:  Thomas M. Tully
Title: President


NMT NEUROSCIENCES (IP), INC.


By: /s/ Thomas M. Tully
   --------------------
Name:  Thomas M. Tully
Title: President


NMT NEUROSCIENCES
INNOVASIVE SYSTEMS, INC.


By: /s/ Thomas M. Tully
   --------------------
Name:  Thomas M. Tully
Title: President

NMT NEUROSCIENCES IMPLANTS
(FRANCE) SA


By: /s/ David A. Chazanovitz
   -------------------------
Name:  David A. Chazanovitz
Title: Director


NMT NEUROSCIENCES INSTRUMENTS
(FRANCE) SARL


By: /s/ David A. Chazanovitz
   -------------------------
Name:  David A. Chazanovitz
Title: Co-Manager